UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800

San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During fiscal year 2006, Quantum Corporation (the “Company” or “we”) entered into a legal settlement and cross license agreement with Storage Technology Corporation (“StorageTek”) resulting in a charge of $18.6 million. We also entered into another legal settlement for $1.9 million during fiscal 2006. Both of these charges were recorded as a separate financial statement item called “loss on litigation settlement” in the non-operating section of our Consolidated Statement of Operations for the year ended March 31, 2006.

On November 2, 2007, we received a comment letter from the Securities and Exchange Commission (the “SEC”) in regard to our Annual Report on Form 10-K for the year ended March 31, 2006. In this letter, the SEC requested that we amend our Annual Report on Form 10-K for the year ended March 31, 2007 to include the StorageTek and other legal settlement expense as a separate component of operating expenses in our Consolidated Statement of Operations for the year ended March 31, 2006. We have been in discussions with the Staff from the SEC regarding this matter and on November 15, 2007, in lieu of further discussions with the SEC Staff on this matter, we decided to amend our Annual Report on Form 10-K for the year ended March 31, 2007. The Company’s management and the Audit Committee of the Board of Directors have discussed this matter with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee and management concurred with the SEC’s conclusion and recommended the loss on litigation settlement be reclassified from a non-operating expense to an operating expense.

The effect of the reclassification of loss on litigation settlement from a non-operating item to an operating expense for the year ended March 31, 2006 is summarized below (in thousands):

	As Reported	As Restated
Loss on litigation settlement (operating expense)	$—	$20,517
Operating expenses	252,892	273,409
Loss from operations	(20,964)	(41,481)
Loss on litigation settlement (non-operating expense)	20,517	—
Net loss	(41,479)	(41,479)

There was no change to the Company’s fiscal 2006 audited Consolidated Balance Sheet or Consolidated Statement of Cash Flow. There was no change to revenue, cost of goods sold, gross margin, net loss or net loss per share. The Company will file an Amended Annual Report on Form 10-K for the year ended March 31, 2007 as soon as possible.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ Shawn D. Hall
Shawn D. Hall Vice President, General Counsel and Secretary

Dated: November 16, 2007